UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

                                December 31, 2004
          -------------------------------------------------------------
                Date of Report (Date of earliest event reported)

                             A.B. WATLEY GROUP INC.
          -------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                     1-14897                      13-3911867
(State or other jurisdiction of  (Commission File Number) (IRS Employer Identification No.)
         incorporation)

                                 90 Park Avenue
                            New York, New York 10016
          ------------------------------------------------------------
          (Address of principal executive offices, including zip code)

                                 (212) 500-6500
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 SECURITIES AND TRADING MARKETS


ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES


On December 31, 2004, the holder of 2,050,000 common stock purchase warrants, each exercisable for one share of our common stock at an exercise price of $.01 per share, exercised these warrants resulting in proceeds of $20,500. The same holder entered into a Warrant Amendment Agreement with us on December 31, 2004 whereby the holder paid us $44,002, and agreed to terminate 311,497 warrants held by it with exercise prices ranging from $2.9333 to $3.686 in exchange for our revising the terms of the 4,400,158 remaining warrants held by the holder. The revisions included a reduction in the exercise price of the warrants from $.01 to $.001 and the addition of restrictions related to the timing and amount of warrants that the holder could exercise.


On January 11, 2005 we issued 1,300,000 stock options to the president of our subsidiary, A.B. Watley Direct, Inc. Each option has an exercise price of $.20 per share. One third of the options vest on each of the date of grant and the first and second anniversaries of the date of grant.



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



                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                          A.B. WATLEY GROUP INC.




                                                     By:  /s/ Robert Malin
                                                          ---------------------
                                                          Robert Malin
                                                          President

Date:    January 28, 2005




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